UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2018

XO Group Inc.

  (Exact name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

195 Broadway, 25th Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

(212) 219-8555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 24, 2018, XO Group Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WeddingWire, Inc., a Delaware corporation (“Parent”), and Wedelia Merger Sub, Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are controlled by investment funds advised by the private equity firms Permira Advisers LLC (“Permira”) and Spectrum Equity (“Spectrum”).

Transaction Structure

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. The Merger Agreement provides that each share of common stock, par value $0.01 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock owned by the Company in treasury, Parent, Merger Sub, any wholly owned subsidiary of Parent or any subsidiary of the Company, and shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will at the Effective Time automatically be cancelled and converted into the right to receive $35.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

Pursuant to the Merger Agreement, as of the Effective Time, each option to acquire shares of Common Stock (“Company Stock Option”) that is outstanding, unexercised and vested immediately prior to the Effective Time will be converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Common Stock underlying such award, less the applicable exercise price. Each unvested Company Stock Option and each compensatory award in respect of a share subject to vesting, repurchase or other lapse restriction (“Company RSA Award”) that is outstanding immediately prior to the Effective Time will be substituted and automatically converted into an award (a “Converted Award”) to receive an amount in cash equal to the product of (a) the total number of shares subject to such Company Stock Option or Company RSA Award, as applicable, immediately prior to the Effective Time and (b) the Merger Consideration (less, in the case of Company Stock Options, the applicable exercise price), which will, subject to certain exceptions, remain subject to the same terms and conditions applicable to the Company Stock Option or Company RSA Award (including vesting terms), except that any payments will be made no later than 30 days following the last day of the quarter in which the Converted Award vests.

The Company’s board of directors (the “Company Board”) has unanimously determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

Conditions to the Merger and Closing

The obligation of the parties to complete the Merger is subject to customary closing conditions, including, among others:

•	the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock (the “Company Stockholder Approval”);

•	the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);

•	the absence of any law, order or injunction of a court of competent jurisdiction or governmental entity prohibiting the consummation of the Merger;

•	the accuracy of the representations and warranties contained in the Merger Agreement (generally subject to certain materiality qualifiers); and

•	the performance in all material respects by the parties of their respective obligations required by the Merger Agreement to be performed prior to the Effective Time.

In addition, the Merger Agreement provides that the closing of the Merger (the “Closing”) may not occur earlier than November 23, 2018.

Solicitation

During the period from September 24, 2018 and continuing until 11:59 p.m. (New York time) on November 8, 2018 (the “Go-Shop Period”), the Company has the right to, among other things, (i) initiate, solicit and encourage any inquiries with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an alternative acquisition proposal, (ii) engage in and otherwise participate in any discussions or negotiations regarding an alternative acquisition proposal or that would reasonably be expected to lead to an alternative acquisition proposal, (iii) cooperate with, assist, participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any alternative acquisition proposal, and (iv) provide nonpublic information to any person relating to the Company or any of its subsidiaries with respect to an alternative acquisition proposal, subject to certain limitations.

From and after November 8, 2018, the Company must comply with customary non-solicitation restrictions, except that the Company may (i) until November 18, 2018, continue to engage in discussions, negotiations and other otherwise prohibited activities with any party from which the Company received a written competing acquisition proposal during the Go-Shop Period that the Company Board has determined constitutes a Superior Proposal (as defined in the Merger Agreement) and (ii) engage in discussions, negotiations and other otherwise prohibited activities with any party from which the Company receives an unsolicited written competing acquisition proposal that the Company Board determines constitutes, or could reasonably be expected to lead to, a Superior Proposal.

Subject to certain exceptions, the Company Board is required to recommend that the Company’s stockholders adopt the Merger Agreement and may not withhold, withdraw, qualify or modify in a manner adverse to Parent such recommendation or take certain similar actions that are referred to in the Merger Agreement as a “Change of Recommendation.” However, the Company may, before the Company Stockholder Approval is obtained, make a Change of Recommendation in connection with a Superior Proposal or Intervening Event (as defined in the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the Company Termination Fee (as defined in the Merger Agreement).

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants:

•	to conduct its business in all material respects in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the Closing, and not to engage in specified types of transactions during this period, subject to certain exceptions;

•	to convene a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval; and

•	to use reasonable best efforts to take all actions to complete the Merger, including cooperating to obtain antitrust clearance under the HSR Act and defending against any lawsuits challenging the Merger.

The Merger Agreement contains certain termination rights, including, the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before June 24, 2019 (the “Termination Date”), subject to certain limitations and the right of either Parent or the Company to extend the Termination Date for a period of 90 days if, as of such date, any of the closing conditions relating to clearance under the HSR Act, or a legal restraint relating to U.S. antitrust law, are not satisfied. If the Merger Agreement is terminated because the Merger is not consummated on or before the Termination Date (as may be extended) and, at the time of the termination, approval under the HSR Act has not been obtained or there is an injunction or legal prohibition against the Merger under the HSR Act, or if the Merger Agreement is terminated because an injunction or legal prohibition against the Merger under the HSR Act becomes final and non-appealable, Parent must pay the Company a termination fee of $30 million.

The Company is also entitled to terminate the Merger Agreement, and receive a termination fee of $50 million from Parent, if:

•	there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub, which breach (i) would give rise to the failure of a closing condition to the Company’s obligation to consummate the Closing (other than breaches relating to Parent’s representation regarding its ownership interests in certain entities or obligations with respect to obtaining regulatory approvals) and (ii) is not capable of being cured by Parent or Merger Sub prior to the Termination Date or, if capable of being cured, has not been cured before the earlier of (A) 30 business days following receipt of written notice from the Company of such breach or (B) the Termination Date, subject to certain exceptions; or

•	(i) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), (ii) Parent and Merger Sub fail to consummate the Merger within three business days of the first date on which Parent and Merger Sub are required to consummate the Closing pursuant to the Merger Agreement, and (iii) the Company has provided irrevocable written notice to Parent at least one business day prior to the date of such termination confirming that it stands ready, willing and able to consummate the Merger and the other transactions contemplated thereby.

The Merger Agreement may also be terminated by Parent if the Company Board makes a Change of Recommendation, or by the Company, to enter into a definitive agreement with respect to a Superior Proposal, subject to certain limitations.  In the event the Merger Agreement is terminated under these circumstances, the Company must pay Parent a termination fee (the “Company Termination Fee”) of $24.3 million; except that such fee will be lowered to $8.1 million upon a termination of the Merger Agreement by the Company to enter into an alternative acquisition agreement providing for a Superior Proposal made by a party that initially submitted an acquisition proposal during the Go-Shop Period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”). The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

If the Merger is consummated, the Company’s Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Financing

Certain investment funds advised by Permira and Spectrum have agreed to pay on a several and pro rata basis any termination fees payable by Parent and up to $3 million in respect of certain reimbursable expenses and indemnities in connection with the financing as well as certain other fees.

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Investment funds advised by Permira and Spectrum have committed to capitalize Parent, immediately prior to the Effective Time, with an aggregate equity contribution of up to $338 million on the terms and subject to the conditions set forth in equity commitment letters.

JPMorgan Chase Bank, N.A., UBS Securities LLC, UBS AG, Stamford Branch, Jefferies Finance LLC and Royal Bank of Canada (together with certain of their affiliates, the “Lenders”) have agreed to provide debt financing for the transaction consisting of a $450 million senior secured first lien term loan facility, a $175 million senior secured second lien term loan facility and a $25 million senior secured first lien revolving loan facility, each on the terms and subject to the conditions set forth in a debt commitment letter dated as of September 24, 2018. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Indemnification Agreements

On September 24, 2018, the Company Board approved a new form of indemnification agreement (the “Indemnification Agreement”) between the Company and individuals who may serve from time to time as directors or officers of the Company. The Company subsequently entered into a new indemnification agreement, in the form of the Indemnification Agreement, with each of its directors. These agreements supersede previously existing indemnification agreements between the Company and its directors. The Indemnification Agreement supplements indemnification provisions contained in the Company’s organizational documents. Under the Indemnification Agreement, the Company agrees to indemnify directors and officers against liability arising out of the performance of their duties to the Company and to other entities where they provide services at the request of the Company. The Indemnification Agreement requires indemnification to the fullest extent permitted by law for expenses, judgments, fines and amounts paid in settlement incurred by directors and officers in connection with a range of legal proceedings, including reasonable attorneys’ fees, on the terms and conditions set forth in the Indemnification Agreement. The Indemnification Agreement also requires the advancement of expenses in connection with proceedings and includes customary procedures with respect to indemnification and advancement of expenses, in each case on the terms and conditions set forth therein.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, each of Michael Steib, the Company's Chief Executive Officer, Paul Bascobert, the Company's President, and Gillian Munson, the Company's Chief Financial Officer (collectively, the "Executive Officers"), signed a term sheet with the Company and Parent under which each party agrees, among other things, that (1) the Executive waives the right to resign for "good reason" (as defined under the Executive Officers' applicable employment agreement and equity grants) due to certain changes to duties, responsibilities, authorities and reporting relationships that are related to the Merger; (2) the Executive will continue to be entitled to his or her 2019 base salary, target annual bonus and annual retention equity grant (the "2019 Grant"), the amounts of which are specified in the term sheets; (3) after the Merger, Mr. Steib will serve as Co-Chief Executive Officer of Parent and will serve on the board of directors of the parent entity of Parent, and each of Ms. Munson and Mr. Bascobert will hold "C-suite" positions and report to the Co-Chief Executive Officers; (4) on the earlier of a termination without cause (as defined under the Executive Officers' applicable employment agreement and equity grants), certain resignations for good reason or continued employment through a specified period of months after the Merger (12 months for Mr. Steib and six months for Ms. Munson and Mr. Bascobert) (each, a "Safe Harbor Period"), any then unvested Converted Awards relating to awards granted prior to September 24, 2018 will fully vest and be paid out; (5) on a resignation for any reason that occurs no more than 60 days prior to, and no less than 30 days prior to, the end of the applicable Safe Harbor Period, or an earlier termination without cause or certain resignations for good reason (after taking into account the waiver described above) prior to the end of the applicable Safe Harbor Period, the Executive Officer will receive (x) the severance payments and benefits to which the Executive Officer would be entitled to receive upon a resignation for good reason under his or her existing employment agreement and a pro rata target bonus for the year of termination and (y) with respect to those Converted Awards that are in respect of 2019 Grants, the greater of (i) if the termination occurs more than 90 days following the grant date, 50% of such Converted Award and (ii) a pro rata portion of the award; provided that if the termination occurs less than 90 days following the grant date, the 2019 Grant will vest pro rata and (6) upon a termination without cause or certain resignations for good reason after the Safe Harbor Period, severance benefits equal to 12 months of base salary and benefits continuation and a pro rata target bonus for the year of termination, and the same treatment of the Executive Officer's 2019 Grant as described above. The Company will enter into amendments to the Executive Officers' existing employment agreements detailing these terms with each of the Executive Officers. The summary of the term sheets is qualified in its entirety by reference to the text of the retention term sheets, which are attached hereto as Exhibit 10.1, 10.2 and 10.3 for Mr. Steib, Ms. Munson and Mr. Bascobert, respectively, and such term sheets are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2018, the Company Board approved amended and restated bylaws (as amended, the “Bylaws”) of the Company, effective September 24, 2018, to provide for indemnification of and expense advancement to directors and executive officers of the Company and any person who had formerly served in such capacity. The indemnification and expense advancement provisions of the Bylaws provide many of the same protections to directors and executive officers as do the Indemnification Agreement, although they are generally less detailed than the Indemnification Agreement.

Item 8.01. Other Events.

On September 25, 2018, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A and accompanying proxy card (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.xogroupinc.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company Common Stock in respect of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 9, 2018, and in other documents filed by the Company with the SEC, including the Current Report on Form 8-K filed with the SEC on June 1, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available.

Forward-Looking Statements

This Form 8-K may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our ability to accurately measure and monetize the level of offline store level traffic attributable to an online digital campaign conducted on our sites, (iii) our business depends on strong brands, and failing to maintain and enhance our brands would hurt our business, (iv) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (v) if we are unable to continue to develop solutions that generate revenue from advertising and other services delivered to mobile devices, our business could be harmed, (vi) our businesses could be negatively affected by changes in Internet search engine and app store search algorithms and email marketing policies, (vii) we face intense competition in our markets. If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenue and results of operations could be adversely affected, (viii) our transactions business is dependent on third-party participants, whose lack of performance could adversely affect our results of operations, (ix) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (x) we may be subject to legal liability associated with providing online services or content, (xi) we may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks, (xii) risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (xiii) the failure to obtain Company stockholder approval of the proposed transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the proposed transaction, (xiv) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, vendors, advertisers, distributors, partners and others with whom it does business, or on its operating results and businesses generally, (xv) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction, (xvi) the ability to meet expectations regarding the timing and completion of the proposed transaction, (xvii) the potential impact of the consummation of the proposed transaction on the Company’s relationships, including with employees, customers, suppliers, vendors, advertisers, distributors, partners and competitors, and (xviii) other factors detailed in documents we file from time to time with the SEC. Forward-looking statements in this Form 8-K are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 24, 2018, by and among WeddingWire, Inc., Wedelia Merger Sub, Corp. and XO Group Inc. *

3.1	Second Amended and Restated By-laws of XO Group Inc., dated September 24, 2018

10.1	Form of Indemnification Agreement

10.2	Retention and Waiver Summary of Material Terms, by and between Michael Steib, XO Group Inc. and Wedding Wire, Inc., dated as of September 24, 2018

10.3	Retention and Waiver Summary of Material Terms, by and between Gillian Munson, XO Group Inc. and Wedding Wire, Inc., dated as of September 24, 2018

10.4	Retention and Waiver Summary of Material Terms, by and between Paul Bascobert, XO Group Inc. and Wedding Wire, Inc., dated as of September 24, 2018

99.1	Press Release, dated September 25, 2018

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

 INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 24, 2018, by and among WeddingWire, Inc., Wedelia Merger Sub, Corp. and XO Group Inc. *

3.1	Second Amended and Restated By-laws of XO Group Inc., dated September 24, 2018

10.1	Form of Indemnification Agreement

10.2	Retention and Waiver Summary of Material Terms, by and between Michael Steib, XO Group Inc. and Wedding Wire, Inc., dated as of September 24, 2018

10.3	Retention and Waiver Summary of Material Terms, by and between Gillian Munson, XO Group Inc. and Wedding Wire, Inc., dated as of September 24, 2018

10.4	Retention and Waiver Summary of Material Terms, by and between Paul Bascobert, XO Group Inc. and Wedding Wire, Inc., dated as of September 24, 2018

99.1	Press Release, dated September 25, 2018

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC.

By:	/s/ Gillian Munson
Gillian Munson
Chief Financial Officer

 Date: September 25, 2018